UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2017

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 494-0400

26 Landsdowne Street

Cambridge, Massachusetts 02139
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 8, 2017, ARIAD Pharmaceuticals, Inc. (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Takeda Pharmaceutical Company Limited (“Parent” or “Takeda”), a corporation organized under the laws of Japan, and Kiku Merger Co., Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Parent. The Boards of Directors of both the Company and Parent have unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) no later than January 24, 2017, to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $24 per Share (the “Offer Price”) in cash, net of applicable withholding taxes and without interest.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including (i) that the number of Shares validly tendered and not withdrawn as of the expiration of the Offer, together with any Shares owned by Parent and its affiliates and excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the Delaware General Corporate Law, as amended (“DGCL”)), represents at least a majority of the then outstanding Shares (the “Minimum Tender Condition”), and (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger will be governed by Section 251(h) of the DGCL and effected without a vote of the Company stockholders. As a result of the Merger, each Share (other than as Shares (i) owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time, (ii) owned by the Company or any direct or indirect wholly-owned subsidiary of the Company or held in the Company’s treasury or (iii) held by a holder who is entitled to appraisal and who has properly exercised appraisal rights for such Shares in accordance with Section 262 of the DGCL) will be converted automatically into the right to receive the Offer Price in cash, net of applicable withholding taxes and without interest.

The Merger Agreement also provides that each Company stock option, share of Company restricted stock, Company restricted stock unit and Company performance stock unit (collectively, the “Company Equity Awards”) that is outstanding as of immediately prior to the consummation of the Offer will accelerate and become fully vested (except that, in the case of a Company performance stock unit, such awards shall vest at the greater of (i) the target level of vesting for such Company performance stock unit and (ii) the vesting level determined based on the actual satisfaction of the performance metrics applicable to such Company performance stock unit measured by the Compensation Committee of our Board of Directors as of immediately prior to the Offer expiration time) as of immediately prior to, and contingent upon, the consummation of the Offer (subject to certain exceptions with respect to vesting acceleration) and will be canceled and converted into the right to receive the Offer Price (less the applicable exercise price in the case of Company stock options) in cash (net of applicable withholding taxes and without interest) payable in respect of each Share subject to such Company Equity Award. At or prior to the consummation of the Offer, the Company, our Board of Directors and the Compensation Committee of our Board of Directors, as applicable, are required to adopt resolutions and take any actions that are necessary to effectuate the provisions of the Merger Agreement with respect to the Company Equity Awards. In addition, pursuant to the Merger Agreement, the Company is required, among other things, to take all reasonable actions to terminate its 1997 Employee Stock Purchase Plan prior to the date that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) close.

The Merger Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the date on which the Merger becomes effective (the “Effective Time”), the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course, consistent with past practice, and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Merger Sub. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to a superior proposal, the Company will be required to pay a termination fee of $169 million (the “Termination Fee”). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by our Board of Directors that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, payment of the Termination Fee by the Company and execution of a definitive agreement by the Company with such third party. A “superior proposal” is defined in the Merger Agreement generally as a bona fide written unsolicited offer or proposal made by a third-party relating to (i) the issuance to such person or “group” (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder) or acquisition by such person or group of at least 50% of equity interests in the Company or (ii) the acquisition by such person or group of at least 50% of the consolidated assets of the Company and its subsidiaries, in each case pursuant to a merger, reorganization or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or other similar transaction, that is on terms that our Board of Directors determines in its good faith judgment is reasonably likely to be consummated and would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Transactions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender Agreements

Concurrently with entering into the Merger Agreement, directors of the Company and two funds affiliated with Sarissa Capital Management LP (“Sarissa Capital”, of which the Chairman of our Board of Directors is the Chief Investment Officer) who collectively beneficially own an aggregate of 15,219,504 Shares (including Shares acquired by such stockholder upon the exercise of Company stock options) have each entered into a Tender Agreement (collectively, the “Tender Agreements”) with the Parent and Merger Sub. Pursuant to the Tender Agreements, such directors and affiliated stockholders have agreed to tender into the Offer all Shares beneficially owned by them and not to withdraw any such Shares previously tendered. They have also agreed to vote, and have appointed the Parent as their proxy to vote, all Shares beneficially owned by them against (i) any action or agreement that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty of the Company contained in the Merger Agreement or (B) any of the conditions to the Offer or the Merger not being satisfied in accordance with the terms of the Merger Agreement; (ii) any change in our Board of Directors; and (iii) any proposed action, agreement or transaction involving the Company that would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions. In addition, under the Tender Agreements, such stockholders have agreed, subject to limited exceptions, not to transfer, assign or otherwise dispose of the Shares beneficially owned by them other than pursuant to the Offer.

The Tender Agreements will terminate upon the occurrence of certain circumstances, including a termination of the Merger Agreement in accordance with its terms. In addition, the stockholders’ obligations to vote and tender pursuant to the Tender Agreements are suspended upon certain adverse changes in our Board of Directors’ recommendation of the Transactions, the stockholders’ obligations to vote and tender pursuant to the Tender Agreements is suspendedand are automatically reinstated upon a renewal of the Board of Directors’ recommendation of the Transactions. The foregoing description of the Tender Agreements is not complete and is qualified in its entirety by reference to the form of Tender Agreement, which is filed as Exhibit 99.3 to this report and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

In connection with the Merger, on January 8, 2016, the Company entered into a Call Option and Warrant Termination Agreement (the “Termination Agreement”) with JP Morgan Chase Bank, National Association, London Branch (the “Counterparty”), pursuant to which the Company and the Counterparty agreed to terminate (i) the base call option transaction entered into between the Company and the Counterparty on June 12, 2014 in connection with the issuance of the Company’s Notes (as defined below) and (ii) the base warrant transaction entered into between the Company and the Counterparty on June 12, 2014. Under the terms of the Termination Agreement, no payment was or shall be made or received by either party in connection with such termination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 9, 2017, in connection with the execution of the Merger Agreement and the Transactions, the Company issued a Notice of Fundamental Change and Make-Whole Fundamental Change (the “Notice”) to the holders of its 3.625% Convertible Senior Notes due 2019 (the “Notes”) issued pursuant to the Indenture dated as of June 17, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture”).

The Notice provides information relevant to the holders of the Notes, including, among other things, that:

(i)                                   the anticipated closing date of the Offer is February 15, 2017 (the “Anticipated Fundamental Change Date”), which is solely provided for purposes of complying with the Indenture as the actual closing date of the Offer, cannot yet be determined by the Company;

(ii)                                due to the execution of the Merger Agreement, the holders may convert their Notes from (a) the date of the Notice until (b) the business day preceding the Fundamental Change Repurchase Date (as defined in the Indenture);

(iii)                             upon the occurrence of a Make-Whole Fundamental Change, the holders may convert their Notes at a make-whole premium from (a) the effective date of the Fundamental Change until (b) the Fundamental Change Repurchase Date (as defined in the Indenture); and

(iv)                            upon the occurrence of a Fundamental Change (as defined in the Indenture), the holders may require the Company to repurchase their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

The foregoing description of the Notice is not complete and is qualified in its entirety by reference to the Notice, which is filed as Exhibit 99.4 to this report and incorporated herein by reference.

The information presented above is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Additional Information

The Offer described in this Current Report on Form 8-K and documents attached hereto has not yet commenced. This Current Report on Form 8-K and documents attached hereto is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the Offer is commenced, Takeda and its wholly owned subsidiary, Merger Sub, intend to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Takeda, Merger Sub and the Company intend to mail these documents to the Company’s stockholders. Investors and stockholders should read those filings carefully when they become available as they will contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents attached hereto contain forward-looking information related to Takeda, the Company and the proposed acquisition of the Company by Takeda that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, the Anticipated Fundamental Change Date, Takeda’s and the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Takeda and the Company, the Company’s products, the Company’s pipeline assets and development, the acceleration of the development of cancer treatments; the expected timing of brigatinib approval in the U.S., and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Takeda’s common stock and on Takeda’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to sustain and increase the rate of growth in revenues for the Company’s products despite increasing competitive, reimbursement and economic challenges; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for the Company’s products or for the Company’s pipeline assets; whether and when the FDA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of the Company’s products and the Company’s pipeline assets; and competitive developments. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly and current reports on Form 10-Q and 8-K, as well as the Tender Offer Statement on Schedule TO and other tender offer documents filed by Merger Sub and Parent.

Many of these factors are beyond Takeda’s and the Company’s control.  Unless otherwise required by applicable law, Takeda and the Company disclaim any intention or obligation to update forward-looking statements contained in these documents as the result of new information or future events or developments.

Item 8.01                                           Other Events.

On January 9, 2017, the Company and Parent issued a joint press release announcing the proposed Transactions, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference. On January 9, 2017, the Company issued a press release announcing the proposed Transactions, a copy of which is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 8, 2017, by and among ARIAD Pharmaceuticals, Inc., Takeda Pharmaceutical Company Limited and Kiku Merger Co., Inc.

10.1	Call Option and Warrant Termination Agreement, dated as of January 8, 2017, between ARIAD Pharmaceuticals, Inc. and JP Morgan Chase Bank, National Association, London Branch.

99.1	Joint press release, dated January 9, 2017, issued by ARIAD Pharmaceuticals, Inc. and Takeda Pharmaceutical Company Limited relating to the proposed acquisition of ARIAD Pharmaceuticals, Inc.

99.2	Press release, dated as of January 9, 2017, issued by ARIAD Pharmaceuticals, Inc. relating to the proposed acquisition of ARIAD Pharmaceuticals, Inc.

99.3	Form of Tender Agreement.

99.4	Notice issued by ARIAD Pharmaceuticals, Inc. on January 9, 2017 to holders of 3.625% Convertible Senior Notes due 2019 issued by ARIAD Pharmaceuticals, Inc.

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Dated: January 10, 2017	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 8, 2017, by and among ARIAD Pharmaceuticals, Inc., Takeda Pharmaceutical Company Limited and Kiku Merger Co., Inc.

10.1	Call Option and Warrant Termination Agreement, dated as of January 8, 2017, between ARIAD Pharmaceuticals, Inc. and JP Morgan Chase Bank, National Association, London Branch.

99.1	Joint press release, dated January 9, 2017, issued by ARIAD Pharmaceuticals, Inc. and Takeda Pharmaceutical Company Limited relating to the proposed acquisition of ARIAD Pharmaceuticals, Inc.

99.2	Press release, dated as of January 9, 2017, issued by ARIAD Pharmaceuticals, Inc. relating to the proposed acquisition of ARIAD Pharmaceuticals, Inc.

99.3	Form of Tender Agreement.

99.4	Notice issued by ARIAD Pharmaceuticals, Inc. on January 9, 2017 to holders of 3.625% Convertible Senior Notes due 2019 issued by ARIAD Pharmaceuticals, Inc.

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.